AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of the 31st day of July, 2006 by and between SAVE THE WORLD AIR, INC. (“STWA”), a Nevada chartered corporation, and ERIN BROCKOVICH (the “Executive”).
BACKGROUND
     A. STWA has employed the Executive pursuant to the provisions of an Employment Agreement between the Executive and STWA dated as of September 1, 2004 (the “Agreement”).
     B. The term of the Agreement was previously extended to July 31, 2006.
     C. The parties desire to further extend the term of the Agreement to February 28, 2007.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
     1. Section 3 of the Agreement is hereby amended to read in its entirety as follows:
     “3. Term of Agreement The Executive’s employment under this Agreement shall commence on September 1, 2004 and, except as otherwise provided herein, shall continue until February 28, 2007; provided, however, that thereafter, the term of this Agreement shall automatically be extended for one additional year beyond the term otherwise established unless, prior to such date, STWA or the Executive shall have given a Notice of Non-Extension.”
     2. Except as hereinabove amended or modified the Agreement is and shall remain in full force and effect in accordance with its terms.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
SAVE THE WORLD AIR, INC.

By:	/s/ EUGENE E. EICHLER	/s/ Erin Brockovich

Its:	Chief Executive Officer	ERIN BROCKOVICH